UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2006

Sharper Image Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-15827	94-2493558
(Commission File Number)	(IRS Employer Identification No.)

350 The Embarcadero, 6th Floor San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 445-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Settlement Agreement

On May 9, 2006, Sharper Image Corporation, a Delaware corporation (the “Company”), Richard J. Thalheimer, the Chairman and Chief Executive Officer of the Company, certain affiliated trusts of Mr. Thalheimer (together with Mr. Thalheimer, the “Thalheimer Entities”), and a group of investors led by Knightspoint Partners (the “Knightspoint Entities”) entered into an agreement with respect to the election of directors for the 2006 Annual Meeting of Stockholders of the Company (the “2006 Annual Meeting”) and certain other related matters (the “Settlement Agreement”).

Pursuant to the Settlement Agreement, the Board of Directors of the Company (the “Board”) will be increased from seven to nine members at the 2006 Annual Meeting. The parties have agreed that the Board will nominate a slate of directors for election at the 2006 Annual Meeting consisting of Jerry W. Levin, Michael Koeneke and David Meyer (the “Knightspoint Nominees”), Mr. Thalheimer, Morton David and George James (the “Thalheimer Nominees”) and William R. Fields, Howard Gross and Howard Liebman (the “Independent Nominees”). Each of the Knightspoint Entities and the Thalheimer Entities has agreed to vote in favor of such nominees at the 2006 Annual Meeting. The Company has further agreed to appoint one Knightspoint Nominee, one Thalheimer Nominee and one Independent Nominee to serve on its Nominating Committee.

If, at any time after the Knightspoint Entities are elected to the Board and prior to the expiration of the Standstill Period (defined below), the Knightspoint Entities do not own at least certain specified minimum amounts of shares of the Company’s common stock, the Agreement provides that some or all of the Knightspoint Nominees shall resign from the Board.

Each of the Knightspoint Entities and the Thalheimer Entities has agreed that until 30 days before the director nomination deadline applicable to stockholders for the 2007 Annual Meeting of Stockholders (ending not later than March 31, 2007) (the “Standstill Period”), each such entity will not (i) form a “partnership, limited partnership, syndicate or other group” as set forth under Section 13(d)(3) of the Securities Exchange act of 1934, as amended (other than any such group deemed to be formed pursuant to the Agreement), (ii) solicit proxies or written consents of the stockholders of the Company with respect to any matter in opposition to any recommendation of the Board or become a “participant” in any contested solicitation for the election of directors, (iii) solicit, seek to effect, or negotiate with any person with respect to, or propose to enter into or otherwise make any public announcement or proposal whatsoever with respect to, among other things, any merger, sale of the Company, tender offer, liquidation or issuance by the Company of any equity securities as consideration for the assets for securities of another person or (iv) except in its capacity as a director of the Company, submit any stockholder proposal or notice of nomination or other business under the Company’s Bylaws, or nominate or oppose directors for election, at the 2006 Annual Meeting. The standstill may be waived if approved in advance in writing by at least 66 2/3% of the members of the Board. The standstill is also subject to exceptions based on directors’ fiduciary duties and public statements relating to fundamental and extraordinary transactions.

Mr. Thalheimer will continue as Chairman and Chief Executive Officer of the Company. The Settlement Agreement amends his Employment Agreement dated October 21, 2002 so that the changes to the Board and other actions contemplated by the Agreement will not be deemed to constitute a “change in control” or “good reason” pursuant to such employment agreement. The Standstill Period applicable to Mr. Thalheimer will terminate early if he is terminated by the Company without “cause” or if “good reason” occurs.

Amendment No. 1 to Rights Agreement

On May 9, 2006, the Company and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.) as Rights Agent, entered into Amendment No. 1 (the “Amendment”) to the Rights Agreement dated as of June 7, 1999 (the “Rights Agreement”). Specifically, the Amendment provides that the definition of “Acquiring Person” has been amended and restated in its entirety to exclude (i) the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, or any entity holding shares of common stock for or pursuant to the terms of any such plan, (ii) Richard J. Thalheimer, any of his affiliates or associates or any trust the beneficiaries of which are the children of Mr. Thalheimer (collectively with Mr. Thalheimer, the “Investor Group”), or (iii) the Knightspoint Entities or any of their affiliates or associates, but only during the time the Settlement Agreement is in effect and only to the extent the Knightspoint Entities and their affiliates and associates as a group (other than the Investor Group) are not, excluding shares held by the Investor Group, the beneficial owners of 15% or more of the shares of common stock of the Company then outstanding.

Compensation Matters

On May 8, 2006, the Compensation Committee of the Board approved terms for the Company’s new deferred compensation plan (the “Plan”) to comply with the new tax rules of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), which was enacted as part of the American Jobs Creation Act of 2004 and established certain requirements for deferred compensation arrangements. The Company’s deferred compensation plan permits officers and other eligible highly compensated employees with the opportunity to defer specified percentages of their cash compensation derived from base salary, bonus awards and other specified compensation. Distributions occur upon termination of service (or the six-month anniversary of termination, where required by Section 409A), death or upon such other dates that may be elected by the participant in accordance with the terms of the Plan. Distributions would be made in the event of a change of control of the Company. The terms of the Plan are substantially the same as the Company’s previous deferred compensation plan, except with changes required by Section 409A. The Company’s previous deferred compensation plan will remain in effect.

In connection with its review of the new restrictions imposed by Section 409A on deferred compensation and the importance of the Company’s deferred compensation plans as part of the compensation package for management, the Compensation Committee also approved the establishment of a grantor trust (commonly called a “rabbi trust”). The trust will serve as a source of funds from which the Company can satisfy the obligations under its deferred compensation plans, the supplemental executive retirement plan under the employment agreement dated October 21, 2002 between the Company and Richard J. Thalheimer and the agreement regarding health benefits dated October 20, 2003 between the Company and Tracy Y. Wan, President and Chief Operating Officer. A participant in the plans and agreements does not have any preferred claim with respect to any assets of the Company or the trust, but rather is an unsecured general creditor of the Company with respect to all benefits and rights under the respective plan or agreement.

The Compensation Committee also approved employment agreements with each of Tracy Y. Wan and Jeffrey P. Forgan, the Company’s Executive Vice President, Chief Financial Officer. Pursuant to these employment agreements, each executive will be eligible to receive severance benefits, which will be 18 months of base salary for Ms. Wan and 12 months of base salary and health benefits for Mr. Forgan. In addition, each executive’s options will remain outstanding and exercisable for up to 12 months after termination of employment, or a shorter period as required to comply with Section 409A. These severance benefits would be received if the executive’s employment is involuntary terminated without cause or if, within the next two years or within two years after a change in control of the Company, the executive resigns for good reason (including a material reduction in duties or compensation), in exchange for a general release of claims by the executive.

The Board has determined that any stock option held on the date of termination of service by Pamela Joyner, Gerald Napier and Alan Thalheimer, each of whom is a non-employee director whose term will expire at the Company’s 2006 Annual Meeting, will be vested and exercisable until the original option expiration date, except that the options will expire earlier as required to comply with Section 409A.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the Company’s entry into the Settlement Agreement on May 9, 2006, Pamela Joyner, Gerald Napier, Alan Thalheimer and Tracy Y. Wan will not stand for re-election at the 2006 Annual Meeting. Ms. Wan continues to serve as the Company’s President, Chief Operating Officer.

Effective May 10, 2006, Daniel W. Nelson, 45, was appointed as the Company’s Senior Vice President, Controller and Principal Accounting Officer. Mr. Nelson has served as the Company’s interim Controller since December 2005 and has performed consulting services for the company from 1995 to May 2006. Since 1994, Mr. Nelson has been the owner of Nelson Consulting Services, which provides finance and accounting consulting services to businesses and individuals. Mr. Nelson worked in the audit practice of a national public accounting firm for five years after receiving his B.S. in Business Administration, Accounting from California State University, Hayward in 1982. Mr. Nelson’s salary for the position is $250,000 annually, and he will receive an initial grant of an option to purchase 15,000 shares of the Company’s common stock.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
10.1	Agreement dated as of May 9, 2006 among the Company, Richard J. Thalheimer, the Thalheimer Entities (as defined therein) and the Knightspoint Entities (as defined therein).

10.2	Amendment No. 1, dated as of May 9, 2006, to the Rights Agreement, dated as of June 7, 1999, between the Company and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.)

10.3	Employment Agreement, dated as of May 10, 2006, between the Company and Jeffrey P. Forgan

10.4	Employment Agreement, dated as of May 10, 2006, between the Company and Tracy Y. Wan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPER IMAGE CORPORATION

Date: May 12, 2006	By:	/s/ Jeffrey P. Forgan
		Name:	Jeffrey P. Forgan
		Title:	Executive Vice President, Chief Financial Officer